UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

SCULPTOR ACQUISITION CORP I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41142	98-1590223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 39th Floor, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	SCUA.U	New York Stock Exchange
Class A ordinary shares included as part of the units	SCUA	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SCUA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2022, Ivy Zelman resigned as a member of the board of directors (the “Board”) of Sculptor Acquisition Corp I (the “Company”). Ms. Zelman’s resignation was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, practices, the Company’s management, the Board, or otherwise.

On November 30, 2022, Wayne Cohen resigned as a member of the Board. Mr. Cohen’s resignation was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, practices, the Company’s management, the Board, or otherwise. Concurrent with Ms. Zelman’s resignation, Mr. Cohen resigned so that a majority of the Board would continue to be comprised of independent directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2022
SCULPTOR ACQUISITION CORP I

By:	/s/ Steven Orbuch
Name:	Steven Orbuch
Title:	Chief Executive Officer